UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2015

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On October 9, 2015, the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) elected Rafael Flores to the Board, with a term beginning on November 1, 2015, and expiring at Ameren’s Annual Meeting of Shareholders in 2016. Also effective November 1, 2015, the Board appointed Mr. Flores to the Nuclear Oversight and Environmental Committee and the Nominating and Corporate Governance Committee of the Board. No arrangement or understanding exists between Mr. Flores and Ameren or, to Ameren’s knowledge, any other person or persons pursuant to which Mr. Flores was selected as a director. Mr. Flores will receive compensation for Board and committee service as discussed under “Director Compensation” in Ameren’s 2015 definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2015.

Mr. Flores has served as the Senior Vice President and Chief Nuclear Officer of Luminant, a competitive power generation business and subsidiary of Energy Future Holdings Corp., since March 2009, and in various other capacities with the company and its predecessors since 1983. Mr. Flores has announced his retirement from Luminant effective December 31, 2015.

Luminant had no business relationships with Ameren or its subsidiaries in 2014 or to the date hereof in 2015 which are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

ITEM 7.01	Regulation FD Disclosure.

On October 9, 2015, Ameren issued a press release announcing Mr. Flores’s election to the Board. A copy of that press release is furnished as Exhibit 99.1 to this Report.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Press Release dated October 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.

Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and
Chief Financial Officer

Date: October 9, 2015

Exhibit Index

Exhibit Number	Title
99.1	Press Release dated October 9, 2015.